                                                                  EXHIBIT 99.1
[Mail-Well logo]

------------------------------------------------------------------------------
                                                  8310 S. Valley Highway, #400
                                                      Englewood, CO 80112-5806

                                                            INVESTOR RELATIONS
                                                         PHONE: (303) 790-8023
                                                           FAX: (303) 566-7466
                                                             www.Mail-Well.com

For Immediate Release November 3, 2003

                  MAIL-WELL ANNOUNCES IMPROVED PROFITABILITY

ENGLEWOOD, COLO. (NOVEMBER 3, 2003) -- Mail-Well, Inc., (NYSE: MWL) announced its results for the third quarter and nine-month period ended September 30, 2003. The net income for the quarter was $2.2 million, or $0.04 per share on a diluted basis, and $2.6 million or $0.05 per share on a diluted basis, for the nine months of 2003, on sales of $412 million and $1,247 million, respectively, compared to a net loss of $28.0 million, or $0.59 per share, and a net loss $199.5 million, or $4.19 per share, on sales of $429 and $1,293 million during the same periods of 2002. In the three months ended September 30, 2002, Mail-Well's net loss included a charge for restructuring of $39.4 million and a loss of $5.8 million on disposal of discontinued operations, none of which occurred in 2003.

EBITDA for the quarter and the first nine months of 2003 was $33.5 million and $93.0 million, respectively, compared to the $33.4 million and $82.1 million achieved by ongoing operations in the same periods in 2002 representing a 13.2% improvement year to date. An explanation of the Company's use of EBITDA for comparative purposes is provided below.

Net cash provided by operating activities in the quarter ended September 30 2003 was $13.5 million and $33.6 million for the nine months then ended.

Paul Reilly, Chairman, President and CEO, stated, "The third quarter results were very much in line with our expectations. The year over year increased profitability in the Commercial Printing segment has continued as expected and has offset the decline experienced in both the Envelope and Printed Office Products segments, which despite continuing competitive pricing pressures continue to return margins in the double digit range. We continue to expect that the full year 2003 will show EBITDA in a range of $130 to $135 million in line with our comments when we issued our second quarter results."

Reilly also stated, "While we continue to control costs, pay down debt and generally manage our business to counteract the continuing soft economic conditions in our businesses, we are investing significant time and resources to develop our people, organization and facilities to grow our positions in all of our markets. We are confident that the mobilization of our employees to better serve our customers and the organization of our operations around our customers' needs, will generate renewed top line growth."

Mail-Well will hold a conference call today, Monday November 3rd at 1:00 p.m. Eastern Time (12 noon Central, 11:00 a.m. Mountain, 10:00 a.m. Pacific
Time). To participate in the Mail-Well conference call, please dial in to 1-866-482-6973 and provide conference ID 3857367. Please call 5-7 minutes before the call is to begin. The conference call will also be available via webcast. To listen to the webcast, go to www.mail-well.com, www.streetevents.com, or www.fulldisclosure.com.

If you are unable to join the Mail-Well conference call, you may access a replay of the call starting Monday, November 3rd, 2003 at 4:00 pm Eastern Time until Midnight Eastern Time, November 10th, 2003. To access the replay, please dial 866-219-1444 and reference the conference ID 3857367.

EBITDA (earnings before interest, taxes, depreciation and amortization) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies and therefore comparability may be limited. EBITDA has not been provided as a measure of liquidity. The Supplemental Information to the press release includes the Company's Statement of Cash Flows.

We use EBITDA as a supplemental measure of performance because we believe it gives the reader a more complete understanding of our operating results before the impact of investing and financing transactions. The comparison presented is net of certain adjustments made in 2002 for divested operations and restructuring charges. A reconciliation of net income (loss) under GAAP to EBITDA, and a reconciliation of EBITDA as reported to ongoing EBITDA, are presented in the Supplemental Information to this press release.

Mail-Well (NYSE: MWL) is one of North America's leading providers of visual communications with one-stop services from design through fulfillment. The company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, as well as printed office products. The company is uniquely positioned by serving both direct customers through their commercial segment as well as wholesalers and value-added resellers through its resale segment. Mail-Well currently has approximately 10,000 employees and more than 85 locations throughout North America. The company is headquartered in Englewood, Colorado.

This press release may contain certain forward-looking statements of management. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to, the ability to execute strategic initiatives, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Q and other SEC filings for a more detailed discussion of the risks. None of management's statements in this release should be considered an offer to sell or a solicitation of an offer to buy Mail-Well securities.

CONTACT:     Mr. Michel P. Salbaing
             Senior Vice President and Chief Financial Officer
             MAIL-WELL, INC.
                 (303) 790-8023

NOTE: News Releases and other information on Mail-Well can be accessed at www.mail-well.com

                                     # # #

[Mail-Well logo]




FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              THREE MONTHS ENDED SEPTEMBER 30       NINE MONTHS ENDED SEPTEMBER 30
                                                                  2003               2002               2003               2002
-----------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED RESULTS

Net sales                                                     $   412,218        $   428,720        $ 1,247,363        $ 1,293,169
Gross profit                                                       81,877             85,235            244,672            252,105
Operating income (loss)                                            22,023            (15,972)            56,925            (46,895)
Income (loss) from continuing operations                            2,172            (22,149)             1,020           (101,509)
Gain (loss) on disposal of discontinued operations                      -             (5,804)             1,919            (13,958)
Cumulative effect of change in accounting principle                     -                  -               (322)          (111,748)
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                             $     2,172        $   (27,953)       $     2,617        $  (199,531)

Income (loss) per share from continuing operations -
  assuming dilution                                           $      0.04        $     (0.46)       $      0.02        $     (1.55)
Income (loss) per share - assuming dilution                   $      0.04        $     (0.59)       $      0.05        $     (4.19)

-----------------------------------------------------------------------------------------------------------------------------------
SEGMENT INFORMATION

NET SALES:
  Commercial Printing                                         $   195,090        $   194,659        $   579,690        $   559,140
  Envelope                                                        167,608            183,352            517,510            579,495
  Printed Office Products                                          49,520             50,709            150,163            154,534
-----------------------------------------------------------------------------------------------------------------------------------
     Total                                                    $   412,218        $   428,720        $ 1,247,363        $ 1,293,169

OPERATING INCOME (LOSS):
  Commercial Printing                                         $     6,539        $    (5,586)       $    11,230        $   (17,549)
  Envelope                                                         16,037             10,415             47,930             29,280
  Printed Office Products                                           3,996              4,865             12,618             13,540
  Corporate services and other charges                             (4,549)           (25,666)           (14,853)           (72,166)
-----------------------------------------------------------------------------------------------------------------------------------
     Total                                                    $    22,023        $   (15,972)       $    56,925        $   (46,895)

EBITDA *:
  Commercial Printing                                         $    13,072        $     2,838        $    30,451        $     6,593
  Envelope                                                         20,631             16,152             62,139             47,235
  Printed Office Products                                           5,285              6,365             16,710             18,180
  Corporate                                                        (5,534)           (30,949)           (17,223)           (49,094)
-----------------------------------------------------------------------------------------------------------------------------------
  Total                                                       $    33,454        $    (5,594)       $    92,077        $    22,914

OPERATING INCOME MARGINS:
  Commercial Printing                                               3.35%             (2.87%)             1.94%             (3.14%)
  Envelope                                                          9.57%              5.68%              9.26%              5.05%
  Printed Office Products                                           8.07%              9.59%              8.40%              8.76%

EBITDA MARGINS*:
  Commercial Printing                                               6.70%              1.46%              5.25%              1.18%
  Envelope                                                         12.31%              8.81%             12.01%              8.15%
  Printed Office Products                                          10.67%             12.55%             11.13%             11.76%

-----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL POSITION                                        SEPTEMBER 30, 2003  DECEMBER 31, 2002
Working capital                                               $    98,702        $   100,330
Total assets                                                    1,108,733          1,107,367
Total debt                                                        761,347            763,899
Shareholders' equity                                               63,666             42,768
-----------------------------------------------------------------------------------------------------------------------------------


* See Appendix 2 in the Supplemental Information to the Press Release for the definition of EBITDA, reconciliation to net income and the reasons why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

                               [Mail-Well logo]




                 Supplemental Information to the Press Release




                          For the Third Quarter Ended
                              September 30, 2003




                           Released November 3, 2003

[Mail-Well logo]

-------------------------------------------------------------------------------
Third quarter ended September 30, 2003



                                                                         Page

 Financial and Operational Summary and Recent Developments               1, 2
-------------------------------------------------------------------------------

 Consolidated Balance Sheets                                               3
-------------------------------------------------------------------------------

 Consolidated Statements of Operations                                     4
-------------------------------------------------------------------------------

 Consolidated Cash Flow Statements                                         5
-------------------------------------------------------------------------------

 Segment Results                                                           6
-------------------------------------------------------------------------------

 Appendix 1 - Impacts of Divestitures and Restructuring Activities on
 Ongoing Operations                                                        7
-------------------------------------------------------------------------------

 Appendix 2 - Reconciliation of Net Income to EBITDA                       8
-------------------------------------------------------------------------------

 Certification of Financial Statements                                    10
-------------------------------------------------------------------------------

Financial and Operational Summary and Recent Developments
------------------------------------------------------------------------------
Three months ended September 30, 2003

Financial and Operational Summary
---------------------------------

CONSOLIDATED RESULTS: Excluding results of operations that have been sold and restructuring, impairments and other charges, ongoing consolidated sales decreased $6.8 million in the third quarter and ongoing operating income decreased $0.6 million compared to the same periods in 2002. Included in the results of operations for the quarter is a $1.5 million charge related to a negative development on certain workers compensation claims incurred prior to 2003.

COMMERCIAL PRINTING: Ongoing sales increased $3.8 million in the third quarter of 2003 as compared to the same period in 2002. Ongoing operating income improved $4.0 million in the third quarter of 2003 over the third quarter of 2002. The improvement in operating income was attributed primarily to an acquisition completed in August 2002, the closure of our unprofitable operation in New York City and a reduction in fixed expenses as a result of our restructuring actions.

ENVELOPE: Ongoing sales were $9.4 million lower in the third quarter of 2003 compared to the second quarter of 2002. Approximately 60% of this revenue decline in the second quarter was due to a decline in units shipped and the remaining 40% was due to lower average selling prices. Ongoing operating income for the third quarter was $3.0 million below results in 2002. This was due primarily to lower sales volume and lower average selling prices.

PRINTED OFFICE PRODUCTS: Sales decreased $1.2 million and ongoing operating income decreased $1.1 million in the third quarter of 2003 compared to the third quarter of 2002 primarily due to lower sales of multiply traditional business forms and competitive pricing pressures. We believe these sales declines are consistent with sales declines in the industry. Sales of our specialty products and our label products are comparable to sales in the prior year.

DEBT: Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 was implemented in the second quarter. This resulted in the addition of long-term debt to the balance sheet, which as of September 30, 2003, was $15.9 million. Cash flow used to reduce debt in the quarter was approximately $7 million.

CAPITAL EXPENDITURES: During the nine-month period ended September 30, 2003, capital expenditures were $19.7 million as compared to $26.9 million during the same period last year.

AVAILABILITY: Credit available under our credit facility was $113 million at the end of third quarter 2003.

Financial and Operational Summary and Recent Developments
-------------------------------------------------------------------------------

Recent Developments
-------------------

   o On October 27, 2003 the Company announced a company-wide reorganization by which the company is aligning itself more closely with its customers. The company will be organized into two business segments: Commercial (serving the needs of direct customers) and Resale (serving wholesalers and value-added resellers). Prior to this change, Mail-Well was organized around three product lines: commercial printing, envelopes and printed office products. The company believes the new structure will greatly improve its ability to deliver the speed, reliability, and efficiency that its customers demand, as well as make it easier for customers to do business with Mail-Well.

   o As of October 7, 2003 the National Do Not Call Registry became effective and enforceable by the Federal Trade Commission. The Federal Trade Commission reported that the National Do Not Call Registry currently contains 53.7 million telephone numbers and estimates that the list will stop approximately 80% of telemarketer's calls. The Federal Trade Commission continues to operate the registry despite litigation brought to challenge its legality on regulatory and constitutional grounds.

   o During the quarter the Company's new Commercial segment implemented a 360 degree Enterprise Solutions(TM) Sales Group. This sales group focuses on the complete supply chain management process from premedia and data asset management through multi-channel media coverage, print on demand, fulfillment, logistics and beyond.

   o Our Resale segment's brand Discount Labels received a Vendor of the Year award, for the Business Documents Category for the second consecutive year, from ProForma, one of the largest independent distributor networks in the industry.

CONSOLIDATED BALANCE SHEETS

Mail-Well, Inc. and Subsidiaries
(in thousands)

--------------------------------------------------------------------------------------------------------------
                                                                              SEPTEMBER           DECEMBER 31
                                                                                 2003                 2002
                                                                             (UNAUDITED)
--------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                 $     1,094          $     2,650
   Accounts receivable, net                                                      229,889              219,924
   Inventories, net                                                               97,994              103,533
   Net assets held for sale                                                            -                4,492
   Other current assets                                                           36,231               45,762
--------------------------------------------------------------------------------------------------------------
       Total current assets                                                      365,208              376,361
--------------------------------------------------------------------------------------------------------------

Property, plant and equipment, net                                               390,091              379,624
Goodwill                                                                         297,783              290,361
Other intangible assets, net                                                      17,423               18,586
Other assets, net                                                                 38,228               42,435
--------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                 $ 1,108,733          $ 1,107,367
--------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                          $   152,312          $   151,930
   Accrued compensation and related liabilities                                   56,225               53,292
   Other current liabilities                                                      55,236               67,848
   Current maturities of long-term debt                                            2,733                2,961
--------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                 266,506              276,031
--------------------------------------------------------------------------------------------------------------

 Long-term debt                                                                  758,614              760,938
 Deferred income taxes                                                             3,814               10,336
 Other liabilities                                                                16,133               17,294
--------------------------------------------------------------------------------------------------------------
 Total liabilities                                                             1,045,067            1,064,599
--------------------------------------------------------------------------------------------------------------

Shareholders' equity:
   Common Stock                                                                      484                  483
   Paid in capital                                                               214,047              213,826
   Retained deficit                                                             (152,864)            (155,481)
   Deferred compensation                                                          (2,244)              (2,471)
   Accumulated other comprehensive income (loss)                                   4,243              (13,589)
--------------------------------------------------------------------------------------------------------------
Total shareholders' equity                                                        63,666               42,768
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                   $ 1,108,733          $ 1,107,367
--------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS

Mail-Well, Inc. and Subsidiaries
(in thousands, except per share data)
(unaudited)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                         SEPTEMBER 30                         SEPTEMBER 30
                                                                    2003             2002               2003               2002
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                                        $ 412,218        $ 428,720         $ 1,247,363        $ 1,293,169
Cost of sales                                                      330,341          343,485           1,002,691          1,041,064
-----------------------------------------------------------------------------------------------------------------------------------
   Gross profit                                                     81,877           85,235             244,672            252,105
-----------------------------------------------------------------------------------------------------------------------------------

Operating expenses:
  Selling, general and administrative expenses                      59,278           61,273             185,172            198,509
  Amortization of intangibles                                          500              526               1,363              1,542
  Loss on early extinguishment of debt                                   -                -                   -             16,463
  Impairment loss on assets held for sale                                -                -                   -              8,871
  Impairment loss on former discontinued operation                       -                -                   -             10,407
  Restructuring and other charges                                       76           39,408               1,212             63,208
-----------------------------------------------------------------------------------------------------------------------------------
 Operating income (loss)                                            22,023          (15,972)             56,925            (46,895)
-----------------------------------------------------------------------------------------------------------------------------------

Other expense:
  Interest expense                                                  17,831           18,675              54,163             52,553
  Other                                                                574            1,720               1,063              2,061
-----------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income
 taxes and cumulative effect of a change in accounting
 principle                                                           3,618          (36,367)              1,699           (101,509)
Provision for income taxes                                           1,446          (14,218)                679            (27,684)
-----------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before cumulative
 effect of a change in accounting principle                          2,172          (22,149)              1,020            (73,825)

Loss (gain) on disposal of discontinued operations                       -            5,804              (1,919)            13,958
Cumulative effect of a change in accounting principle                    -                                  322            111,748
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                $   2,172        $ (27,953)        $     2,617        $  (199,531)
-----------------------------------------------------------------------------------------------------------------------------------

Income (loss) per share - basic:

  Continuing operations                                          $    0.05        $   (0.46)        $      0.02        $     (1.55)
  Discontinued operations                                                -            (0.13)               0.04              (0.29)
  Cumulative effect of a change in accounting principle                  -                -               (0.01)             (2.35)
-----------------------------------------------------------------------------------------------------------------------------------
    Income (loss) per share - basic                              $    0.05        $   (0.59)        $      0.05        $     (4.19)
-----------------------------------------------------------------------------------------------------------------------------------

Income (loss) per share - diluted:

  Continuing operations                                          $    0.04        $   (0.46)        $      0.02        $     (1.55)
  Discontinued operations                                                -            (0.13)               0.04              (0.29)
  Cumulative effect of a change in accounting principle                  -                -               (0.01)             (2.35)
-----------------------------------------------------------------------------------------------------------------------------------
    Income (loss) per share - diluted                            $    0.04        $   (0.59)        $      0.05        $     (4.19)
-----------------------------------------------------------------------------------------------------------------------------------

Weighted averages shares - basic                                    47,689           47,668              47,677             47,665
Weighted averages shares - diluted                                  48,406           47,668              48,268             47,665

CONSOLIDATED CASH FLOW STATEMENTS

Mail-Well, Inc. and Subsidiaries
(in thousands)
(unaudited)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        NINE MONTHS ENDED
                                                                                                           SEPTEMBER 30
                                                                                                     2003                2002
----------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Income (loss) from continuing operations                                                       $     1,020         $  (73,825)
  Adjustments to reconcile net income (loss) to cash provided by operating activities:
    Depreciation                                                                                      34,852             34,587
    Amortization                                                                                       4,393              5,851
    Write-off of deferred financing costs                                                                  -             16,463
    Noncash portion of restructuring, impairment and other charges                                         -             29,226
    Deferred income taxes                                                                             (7,826)           (19,433)
    Loss on disposal of assets                                                                           891                405
    Other noncash charges, net                                                                           540                250
  Changes in operating assets and liabilities, excluding effects of business sold:
    Accounts receivables                                                                              (3,886)             5,566
    Inventories                                                                                        7,431              5,262
    Accounts payable and accrued compensation                                                            242             (1,908)
    Accrued taxes                                                                                     10,888              2,459
    Other working capital changes                                                                    (14,718)             2,098
  Other, net                                                                                            (193)               744
----------------------------------------------------------------------------------------------------------------------------------
      Net cash provided by operating activities                                                       33,634              7,745

Cash flows from investing activities:
  Acquisitions                                                                                             -             (2,552)
  Capital expenditures                                                                               (19,722)           (26,943)
  Proceeds from divestitures, net                                                                      3,864            128,649
  Proceeds from sales of property, plant and equipment                                                   658              6,267
----------------------------------------------------------------------------------------------------------------------------------
      Net cash (used in) provided by investing activities                                            (15,200)           105,421

Cash flows from financing activities:
  Proceeds from the issuance of long-term debt                                                     1,384,781          1,006,154
  Repayment of long-term debt                                                                     (1,405,239)          (951,077)
  Proceeds from the issuance of common stock                                                              16                 18
  Capitalized loan fees                                                                                 (484)           (17,402)
----------------------------------------------------------------------------------------------------------------------------------
      Net cash (used in) provided by financing activities                                            (20,926)            37,693

  Effect of exchange rate changes on cash and cash equivalents                                           936             (1,088)
----------------------------------------------------------------------------------------------------------------------------------

Net (decrease) increase in cash and cash equivalents                                                  (1,556)           149,771
  Cash flows from discontinued operations                                                                  -            (10,827)
Cash and cash equivalents at beginning of year                                                         2,650                894
----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                                       $     1,094         $  139,838
----------------------------------------------------------------------------------------------------------------------------------

SEGMENT RESULTS

Mail-Well, Inc. and Subsidiaries
(in thousands)
(unaudited)
------------------------------------------------------------------------------------------------------------------------------
                                                             THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                                SEPTEMBER 30                           SEPTEMBER 30
                                                          2003               2002                2003                2002
------------------------------------------------------------------------------------------------------------------------------
Net sales:
     Commercial Printing                               $ 195,090          $ 194,659          $   579,690          $   559,140
     Envelope                                            167,608            183,352              517,510              579,495
     Printed Office Products                              49,520             50,709              150,163              154,534
------------------------------------------------------------------------------------------------------------------------------
          Total net sales                              $ 412,218          $ 428,720          $ 1,247,363          $ 1,293,169
------------------------------------------------------------------------------------------------------------------------------

Operating income (loss):
     Commercial Printing                               $   6,539          $  (5,586)         $    11,230          $   (17,549)
     Envelope                                             16,037             10,415               47,930               29,280
     Printed Office Products                               3,996              4,865               12,618               13,540
     Corporate services                                   (4,549)           (25,666)             (14,853)             (72,166)
------------------------------------------------------------------------------------------------------------------------------
          Total operating income (loss)                $  22,023          $ (15,972)         $    56,925          $   (46,895)
------------------------------------------------------------------------------------------------------------------------------

EBITDA (1):
     Commercial Printing                               $  13,072          $   2,838          $    30,451          $     6,593
     Envelope                                             20,631             16,152               62,139               47,235
     Printed Office Products                               5,285              6,365               16,710               18,180
     Corporate services                                   (5,534)           (30,949)             (17,223)             (49,094)
------------------------------------------------------------------------------------------------------------------------------
          Total EBITDA                                 $  33,454          $  (5,594)         $    92,077          $    22,914
------------------------------------------------------------------------------------------------------------------------------


     (1) See Appendix 2 in the Supplemental Information to the Press Release for the definition of EBITDA, reconciliation to net income and the reasons why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

APPENDIX 1 - REPORTED RESULTS LESS THE IMPACTS OF DIVESTITURES AND RESTRUCTURING ACTIVITIES (1)
Mail-Well, Inc. and Subsidiaries

(in thousands)
(unaudited)
----------------------------------------------------------------------------------------------------------------------------------
                                                                       THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                          SEPTEMBER 30                       SEPTEMBER 30
IMPACT ON:                                                           2003             2002              2003              2002
----------------------------------------------------------------------------------------------------------------------------------
Net sales:
     Reported                                                     $ 412,218       $ 428,720         $ 1,247,363       $ 1,293,169
     Less divested operations:
          Filing products division - Envelope                             -          (6,330)                  -           (42,340)
          Digital graphics operations - Commercial Printing               -          (3,416)             (2,872)          (10,698)
----------------------------------------------------------------------------------------------------------------------------------
     Ongoing revenues                                             $ 412,218       $ 418,974         $ 1,244,491       $ 1,240,131
----------------------------------------------------------------------------------------------------------------------------------

Operating income:
     Reported                                                     $  22,023       $ (15,972)        $    56,925       $   (46,895)
     Less divested operations:
          Filing products division - Envelope                             -            (294)                  -            (3,429)
          Digital graphics operations - Commercial Printing               -            (423)               (167)           (1,332)
     Restructuring and other charges                                     76          39,408               1,212            63,208
     Impairments and write-off of deferred financing fees (2)             -               -                   -            35,741
----------------------------------------------------------------------------------------------------------------------------------
     Ongoing operating income                                     $  22,099       $  22,719         $    57,970       $    47,293
----------------------------------------------------------------------------------------------------------------------------------

EBITDA:
     EBITDA as defined (3)                                        $  33,454       $  (5,594)        $    92,077       $    22,914
     Less divested operations:
          Filing products division - Envelope                             -            (175)                  -            (3,315)
          Digital graphics operation - Commercial Printing                -            (269)               (323)             (716)
     Restructuring and other charges                                     76          39,408               1,212            63,208
----------------------------------------------------------------------------------------------------------------------------------
     Ongoing EBITDA                                               $  33,530       $  33,370         $    92,966       $    82,091
----------------------------------------------------------------------------------------------------------------------------------

     (1) This schedule provides an analysis of the results of operations excluding resturcturing expenses, operations divested in 2002 and 2003 and other charges that resulted primarily from our 2001 strategic plan. We believe this information is useful in understanding our operating results and the ongoing performance of our underlying businesses.

     (2)  Non-cash write-offs excluded from EBITDA

     (3) See Appendix 2 in the Supplemental Information to the Press Release for the definition of EBITDA, reconciliation to net income and the reasons why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

APPENDIX 2 - RECONCILIATION OF NET INCOME TO EBITDA (1)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

Mail-Well, Inc. and Subsidiaries
(in thousands)
(unaudited)
                                                                     FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
----------------------------------------------------------------------------------------------------------------------------------
                                                                                        PRINTED
                                                       COMMERCIAL                       OFFICE
                                                        PRINTING        ENVELOPE       PRODUCTS        CORPORATE          TOTAL
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                       $  6,395        $ 15,724        $ 3,997        $ (23,944)       $   2,172
Interest                                                       -               -              -           17,831           17,831
Taxes                                                          -               -              -            1,446            1,446
Depreciation                                               6,518           4,604          1,250             (867)          11,505
Amortization                                                 159             303             38                -              500
----------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                              $ 13,072        $ 20,631        $ 5,285        $  (5,534)       $  33,454

                                                                     FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002
----------------------------------------------------------------------------------------------------------------------------------
                                                                                        PRINTED
                                                       COMMERCIAL                       OFFICE
                                                        PRINTING        ENVELOPE       PRODUCTS        CORPORATE          TOTAL
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                       $ (4,481)       $ 10,993        $ 4,825        $ (39,290)       $ (27,953)
Loss on disposal of discontinued operations (2)                -               -              -            5,804            5,804
Interest                                                       -               -              -           18,675           18,675
Taxes                                                          -               -              -          (14,218)         (14,218)
Depreciation                                               7,130           4,926          1,502           (1,986)          11,572
Amortization                                                 189             233             38               66              526
----------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                              $  2,838        $ 16,152        $ 6,365        $ (30,949)       $  (5,594)


(1) This is a reconciliation of net income to earnings from continuing operations before interest, taxes, depreciation and amortization ("EBITDA") is presented above. We believe EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.

(2) Non-cash charges excluded from EBITDA

APPENDIX 2 - RECONCILIATION OF NET INCOME TO EBITDA (1)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

Mail-Well, Inc. and Subsidiaries
(in thousands)
(unaudited)
                                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           PRINTED
                                                            COMMERCIAL                     OFFICE
                                                             PRINTING       ENVELOPE      PRODUCTS       CORPORATE          TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                   $  10,578      $ 47,472      $ 12,624      $  (68,057)     $    2,617
Gain from disposal of discontinued operations                        -             -             -          (1,919)         (1,919)
Cumulative effect of a change in accounting principle (2)            -             -             -             322             322
Interest                                                             -             -             -          54,163          54,163
Taxes                                                                -             -             -             679             679
Depreciation                                                    19,370        13,920         3,973          (2,411)         34,852
Amortization                                                       503           747           113               -           1,363
-----------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                   $  30,451      $ 62,139      $ 16,710      $  (17,223)     $   92,077


                                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           PRINTED
                                                            COMMERCIAL                     OFFICE
                                                             PRINTING       ENVELOPE      PRODUCTS       CORPORATE          TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                   $ (15,283)     $ 31,149      $ 13,493      $ (228,890)     $ (199,531)
Impairment loss on assets held for sale (2)                          -             -             -           8,871           8,871
Impairment loss on former discontinued operation (2)                 -             -             -          10,407          10,407
Loss on early extinguishment of debt (2)                             -             -             -          16,463          16,463
Loss on disposal of discontinued operations (2)                      -             -             -          13,958          13,958
Cumulative effect of a change in accounting principle (2)            -             -             -         111,748         111,748
Interest                                                             -             -             -          52,553          52,553
Taxes                                                                -             -             -         (27,684)        (27,684)
Depreciation                                                    21,289        15,304         4,572          (6,578)         34,587
Amortization                                                       587           782           115              58           1,542
-----------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                   $   6,593      $ 47,235      $ 18,180      $  (49,094)     $   22,914


(1) This is a reconciliation of net income to earnings from continuing operations before interest, taxes, depreciation and amortization ("EBITDA") is presented above. We believe EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.

(2) Non-cash charges excluded from EBITDA

Certification of Financial Statements
-------------------------------------------------------------------------------

    The following certifications will be furnished to the SEC as Exhibits to the Company's 10-Q for the period ending September 30, 2003.




                      CERTIFICATION OF PERIODIC REPORT
                      --------------------------------

I, Paul V. Reilly, chairman, president and chief executive officer of Mail-Well, Inc. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 31, 2003
                                       /s/ Paul V. Reilly
                                       --------------------------------
                                       Paul V. Reilly
                                       Chairman, President and CEO




                      CERTIFICATION OF PERIODIC REPORT
                      --------------------------------

I, Michel P. Salbaing, senior vice president and chief financial officer of Mail-Well, Inc. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 31, 2003
                                           /s/ Michel P. Salbaing
                                           --------------------------------
                                           Michel P. Salbaing
                                           Senior Vice President and CFO